Exhibit 10.6

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT is entered into as of this 18th day of October, 2006 by and among VERTICAL COMMUNICATIONS, INC., a Delaware corporation (“VCI”), VERTICAL COMMUNICATIONS ACQUISITION CORP., a Delaware corporation (“VCAC” and together with VCI, the “Borrowers” and each a “Borrower”), and COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as agent and investment manager (“Investment Manager”), for the benefit of itself and NEIPF, L.P. (“Lender”).

RECITALS

WHEREAS, Borrowers, Lender and Investment Manager entered into a certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Lender has agreed to lend to Borrowers up to Thirty Million Dollars ($30,000,000) to be evidenced by Borrowers’ issuance to Lender of certain senior secured promissory notes. As a condition of the loans, Lender required that Borrowers grant to Investment Manager, for the benefit of Lender a security interest in certain copyrights, trademarks and patents to secure the Obligations (as defined in the Credit Agreement); and

WHEREAS, pursuant to the terms of the Security Agreement (as defined in the Credit Agreement), Borrowers have granted to Investment Manager a security interest in all of Borrowers’ right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral (as defined in the Security Agreement).

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of the Obligations, Borrowers hereby jointly and severally represent, warrant, covenant and agree as follows:

AGREEMENT

To secure the Obligations, each Borrower grants and pledges to Investment Manager, as agent for the benefit of Investment Manager and Lender, a security interest in all of such Borrower’s right, title and interest in, to and under its Intellectual Property (as defined in the Credit Agreement), including without limitation those copyrights, patents and trademarks listed on Exhibits A, B and C hereto, and including without limitation all proceeds thereof (such as, by way of example but not by way of limitation, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof.

The security interest granted hereby is in conjunction with the security interest granted to Investment Manager under the Security Agreement. The rights and remedies of Investment Manager and Lender with respect to the security interest granted hereby are in addition to those set forth in the Security Agreement and the other Loan Documents (as defined in the Credit Agreement), and those which are now or hereafter available to Investment Manager and Lender as a matter of law or equity. Each right, power and remedy of Investment Manager and Lender provided for herein or in the Security Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Investment Manager or Lender of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Security Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Investment Manager and Lender, of any or all other rights, powers or remedies.

Borrowers represent and warrant that Exhibits A, B, and C attached hereto set forth any and all Intellectual Property rights in connection with which any Borrower has registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

IN WITNESS WHEREOF, the parties have caused this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

VERTICAL COMMUNICATIONS, INC.

By:	/s/ WILLIAM Y. TAUSCHER
Name:	William Y. Tauscher
Title:	President

VERTICAL COMMUNICATIONS ACQUISITION CORP.

By:	/s/ WILLIAM Y. TAUSCHER
Name:	William Y. Tauscher
Title:	President

COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, as Investment Manager

By:	/s/ JASON A. CRIST
Name:	Jason A. Crist
Title:	Managing Director

EXHIBIT A

COPYRIGHTS

EXHIBIT B

PATENTS

EXHIBIT C

TRADEMARKS